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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1998, in the Registration Statement (Form S-4) and related Prospectus of Norton McNaughton, Inc. for the registration of $125,000,000 of 12 1/2% senior notes due 2005.


                              /s/ Ernst & Young LLP

New York, New York
August 5, 1998